                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or
     240.14a-12

                               AUTOBYTEL.COM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                               AUTOBYTEL.COM INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2000

                            ------------------------

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of autobytel.com inc., a Delaware corporation ("Autobytel.com"), will be held at 18872 MacArthur Boulevard, Fourth Floor, Irvine, California 92612-1400, on Thursday, June 15, 2000, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

     1. To elect two Class II Directors;

     2. To approve the adoption of the autobytel.com inc. 2000 Stock Option
        Plan;

     3. To ratify and approve Autobytel.com's independent public accountants for fiscal 2000; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The board of directors has fixed the close of business on April 17, 2000 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Annual Meeting.

     We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Autobytel.com, 18872 MacArthur Boulevard, Irvine, California 92612-1400, and will also be available for examination at the Annual Meeting until its adjournment.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                                          By Order of the Board of Directors

                                          Mark W. Lorimer
                                          President and Chief Executive Officer
Irvine, California
April 28, 2000

                                   IMPORTANT

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO AUTOBYTEL.COM'S TRANSFER AGENT AT U.S. STOCK TRANSFER,
ATTENTION: MAIL CENTER, 1815 SOUTH BRAND BOULEVARD, UNIT B, GLENDALE, CALIFORNIA 91204, TO BE RECEIVED NO LATER THAN JUNE 14, 2000. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOBYTEL.COM OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                                PROXY STATEMENT
                            ------------------------

                               AUTOBYTEL.COM INC.
                           18872 MACARTHUR BOULEVARD
                         IRVINE, CALIFORNIA 92612-1400
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 15, 2000
                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AUTOBYTEL.COM INC., A DELAWARE CORPORATION, FOR USE AT AUTOBYTEL.COM'S 2000 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON THURSDAY, JUNE 15, 2000 AT 10:30 A.M., PACIFIC DAYLIGHT TIME, AT AUTOBYTEL.COM'S CORPORATE HEADQUARTERS AT 18872 MACARTHUR BOULEVARD, FOURTH FLOOR, IRVINE, CALIFORNIA 92612-1400, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

     In addition to solicitation by mail, officers, directors and regular employees of Autobytel.com, who will receive no additional compensation for their services, may solicit proxies by mail, telegraph, facsimile transmission or personal calls. All costs of solicitation will be borne by Autobytel.com. We have requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and Autobytel.com will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of Autobytel.com is being mailed on or about May 9, 2000 to each stockholder of record as of the close of business on April 17, 2000.

                             VOTING AT THE MEETING

     Autobytel.com had 20,210,738 shares of common stock, par value $0.001 per share, outstanding as of April 17, 2000. Holders of record of shares of common stock at the close of business on April 17, 2000 will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record.

     Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to Autobytel.com at our principal office, 18872 MacArthur Boulevard, Irvine, California 92612-1400, Attention: Secretary, by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors nominated herein, FOR the approval of the adoption of the autobytel.com inc. 2000 Stock Option Plan, FOR the ratification and approval of Arthur Andersen LLP as Autobytel.com's independent public accountants, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holder. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal.

                 NOMINATION AND ELECTION OF CLASS II DIRECTORS
                                  (PROPOSAL 1)

     The persons named in the enclosed proxy will vote to elect the two nominees named below under "Nominees for Class II Director" unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as the Class II Directors. Holders of common stock are not allowed to cumulate their votes in the election of Class II Directors. Shares represented by proxies which are marked "withhold authority" will have the same effect as a vote against the nominees. The Class II Directors are to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are duly qualified and elected.

     The names and certain information concerning the persons nominated to be elected as Class II Directors by the board of directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNDER "NOMINEES FOR CLASS II DIRECTOR." It is intended that shares represented by the proxies will be voted FOR the election to the board of directors of the persons named below unless authority to vote for the nominees has been withheld in the proxy. Although the persons nominated have consented to serve as directors if elected, and the board of directors has no reason to believe that the nominees will be unable to serve as directors, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors. The following information regarding Autobytel.com's directors and executive officers, including nominees, is relevant to your consideration of the slate proposed by your board of directors:

DIRECTORS AND EXECUTIVE OFFICERS

     The current directors and executive officers of Autobytel.com are as follows:

                NAME                   AGE                          POSITION
                ----                   ---                          --------
Michael J. Fuchs.....................  54     Chairman of the Board and Director
Mark W. Lorimer......................  41     Chief Executive Officer, President and Director
Ann M. Delligatta....................  53     Executive Vice President and Chief Operating Officer
Hoshi Printer........................  58     Senior Vice President and Chief Financial Officer
Ariel Amir...........................  40     Senior Vice President, General Counsel and Secretary
David Grant..........................  37     Vice President and Chief Technology Officer
Michael Gorun........................  45     President of A.I.N. Corporation, a wholly owned
                                              subsidiary of Autobytel.com
Jeffrey H. Coats.....................  42     Director
Robert S. Grimes.....................  56     Director
Mark N. Kaplan.......................  70     Director
Kenneth J. Orton.....................  48     Director
Richard A. Post......................  41     Director
Peter Titz...........................  47     Director

     The board of directors is divided into three classes, with each class holding office for staggered three-year terms. The terms of Class I Directors Mark W. Lorimer, Richard A. Post and Peter Titz expire in 2002, the terms of Class II Directors Mark N. Kaplan and Kenneth J. Orton expire in 2000 and the terms of Class III Directors Jeffrey H. Coats, Michael J. Fuchs and Robert S. Grimes expire in 2001. All executive officers of Autobytel.com are chosen by the board of directors and serve at its discretion except that Mark W. Lorimer and Michael Gorun each have employment agreements that have terms of employment of three years, and Ann M. Delligatta, Hoshi Printer and Ariel Amir each have employment agreements that have terms of employment of two years. There are no family relationships among Autobytel.com's officers and directors.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended December 31, 1999, the board of directors held a total of 11 meetings. Each member of the board of directors attended more than 75% of the meetings of the Board and of the committees of which he was a member.

     The standing committees of the board of directors are the Compensation Committee and the Audit Committee. The board of directors has no nominating committee or committee performing a similar function.

     The Compensation Committee, which met on three occasions in 1999, is responsible for determining the compensation of executive officers and Autobytel.com's non-executive officer employee compensation structure. The Compensation Committee currently consists of Jeffrey H. Coats, Michael J. Fuchs and Kenneth J. Orton.

     The Audit Committee, which met on three occasions in 1999, is responsible for (i) reviewing Autobytel.com's financial results and the scope and results of audits; (ii) evaluating Autobytel.com's system of internal controls and meeting with independent auditors and appropriate Company financial personnel concerning Autobytel.com's system of internal controls; (iii) recommending to the board of directors the appointment of the independent auditors; and (iv) evaluating Autobytel.com's financial reporting activities and the accounting standards and principles followed. The Audit Committee currently consists of Jeffrey H. Coats, Mark N. Kaplan and Richard A. Post.

NOMINEES FOR CLASS II DIRECTOR

     The following persons' names will be placed in nomination for election to the board of directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.

     Mark N. Kaplan was elected as a director of Autobytel.com in June 1998. Mr. Kaplan has been a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel at such firm. Mr. Kaplan serves on the board of directors of the following companies whose shares are publicly traded: American Biltrite, Inc., Congoleum Corporation, Inc., DRS Technologies, Inc., Grey Advertising, Inc., REFAC Technology Development Corporation, and Volt Information Sciences, Inc. Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School.

     Kenneth J. Orton was elected a director of Autobytel.com in June 1998. Mr. Orton has been Chief Strategist of e-business at Cognitiative, Inc. since March 1999. Through February 1999, Mr. Orton was the President and Chief Executive Officer of Preview Travel, Inc., which he joined in April 1994 as President and Chief Operating Officer. From September 1989 to March 1994, Mr. Orton was Vice President and General Manager of the San Francisco division of Epsilon, a database marketing firm and a wholly owned subsidiary of American Express Company. Prior to his employment with Epsilon, Mr. Orton was Vice President of MARC Inc., a market research and database marketing company, and Vice President of Sales and Marketing for Future Computing. Mr. Orton also serves as a director of Egghead.com, Inc., a publicly-held company. Mr. Orton received a B.A. from California State University, Fullerton.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     Michael J. Fuchs was elected as a director of Autobytel.com in September 1996 and became Chairman in June 1998. Since April 2000, Mr. Fuchs has been Chairman and Interim Chief Executive Officer of MyTurn.com, Inc. Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a Division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a Division of Time Warner Inc., from May 1995 to November 1995. Mr. Fuchs holds a B.A. from Union College and a J.D. from the New York University School of Law. Mr. Fuchs is a member of the board of directors of Latin Communications Group, MyTurn.com, Inc. and Wink Communications, Inc.

     Mark W. Lorimer has served as a director of Autobytel.com since June 1998. Mark W. Lorimer joined Autobytel.com in December 1996 as Vice President, General Counsel and Secretary, and was promoted to Executive Vice President and Chief Operating Officer in May 1997. In May 1998, Mr. Lorimer was promoted to President. He was elected a director and appointed Chief Executive Officer of Autobytel.com in June 1998. From January 1996 to November 1996, Mr. Lorimer was a partner and, from March 1989 to January 1996, was an associate with the law firm of Dewey Ballantine LLP. Mr. Lorimer is a member of the board of directors of IMC Mortgage Company. Mr. Lorimer holds a B.S. in Speech from Northwestern University and a J.D. from the Fordham University School of Law.

     Ann M. Delligatta joined Autobytel.com in June 1997 as Senior Vice President and Chief Technology Officer and was promoted to Executive Vice President and Chief Operating Officer in July 1998. From September 1996 to June 1997, Ms. Delligatta was President and Chief Executive Officer of the Pharos Group, an information technology consulting organization. From January 1987 to September 1996, Ms. Delligatta held a number of managerial positions at TRW Inc.'s TRW Information Systems and Services Group, most recently as Vice President and General Manager/Information Technology Services. Ms. Delligatta attended Mount St. Mary's College and was named by McGraw-Hill Companies as one of the "Top 100 Women in Computing in 1996" in recognition of her success in the alignment of business and technology strategies.

     Hoshi Printer joined Autobytel.com in January 1999 as Senior Vice President and Chief Financial Officer. From June 1996 to December 1998, Mr. Printer served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Peerless Systems Corporation, a software technology company. From July 1995 to May 1996, Mr. Printer was Chief Financial Officer of Neuron Data Inc., a software technology company. From July 1994 to June 1995 Mr. Printer served as Chief Financial Officer of Soane Technologies Inc., a polymer technology company. From January 1990 to June 1994, Mr. Printer was Chief Financial Officer of Catalytica Inc., an environmental technology company. Mr. Printer also worked at Xerox Corporation for over 17 years as Vice President of Finance and in 1976 served as a consultant to the White House for the President's Reorganization project on cash management. Mr. Printer holds a B.E. in mechanical engineering and a B.E. in electrical engineering from Poona University in India, an M.S. in industrial engineering from Oklahoma State University and an M.B.A. from Stanford University.

     Ariel Amir joined Autobytel.com as Vice President and General Counsel in March 1999, was elected Secretary in April 1999 and was promoted to Senior Vice President in April 2000. Mr. Amir was Vice President of Security Capital U.S. Realty from February 1998 until March 1999, where he was responsible for mergers and acquisitions and relations with strategic investees. Mr. Amir was Vice President of Security Capital Group Incorporated, where he provided securities offering and corporate acquisitions services from June 1994 until January 1998. Prior to joining Security Capital Group, Mr. Amir was an attorney with the law firm of Weil, Gotshal & Manges in New York where he practiced securities and corporate law from September 1985 until April 1994. Mr. Amir received his law degree from Georgetown University Law Center, an M.S. in industrial administration from Carnegie-Mellon University Graduate School of Industrial Administration and an A.B. in Economics, with honors, from Washington University in St. Louis.

     David Grant joined Autobytel.com in September 1999 as Vice President and Chief Technology Officer. From July 1999 to September 1999, Mr. Grant was the founder and Vice Chairman of Rx-Connect.com. From January 1999 to July 1999, Mr. Grant was Chief Technology Officer at www.SuperDrugStore.com. From October 1996 to January 1999, Mr. Grant was Senior Vice President at Countrywide Home Loans. From September 1995 to October 1996, Mr. Grant was Senior System Integrator at Nestle USA, Inc. Mr. Grant holds a B.S. in applied physics from California State University Northridge.

     Michael Gorun joined Autobytel.com in February 2000 as President of A.I.N. Corporation, which was acquired by Autobytel.com in February 2000. Mr. Gorun has been president of A.I.N. Corporation since March 1990. Mr. Gorun holds a B.S. in industrial technology from the University of Wisconsin.

     Jeffrey H. Coats was elected a director of Autobytel.com in August 1996. Since July 1999 Mr. Coats has been a Founder and Managing Director of TH Lee Global Internet Managers, L.P., a fund focused on making equity investments in eCommerce and Internet-related companies globally. Mr. Coats served as Managing Director of GE Equity, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from April

1996 to July 1999. Mr. Coats led GE Equity's Consumer Group, which included strategic and financial investments in the Internet, eCommerce, media and entertainment, retail and consumer products and services. He has also held various positions, most recently as Managing Director, of GE Capital Corporate Finance Group, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from June 1987 to April 1993. From February 1994 to April 1996, Mr. Coats served as President of Maverick Capital Equity Partners, LLC, and from May 1993 to January 1994, Mr. Coats was a Managing Director of Veritas Capital, Inc., both of which are investment firms. Mr. Coats holds a B.B.A. in Finance from the University of Georgia and a Masters in International Management in Finance from the American Graduate School of International Management. Mr. Coats is a director and Chairman of the Board of The Hastings Group, Inc., a privately-held clothing retailer, which on October 23, 1995, filed a voluntary petition under Chapter 11 of the Bankruptcy Code and confirmed a plan of liquidation in late 1997. Mr. Coats became a director of The Hastings Group in connection with Maverick Capital Equity Partners' purchase of the assets of the predecessor of The Hastings Group in a previous bankruptcy proceeding. Maverick Capital Equity Partners was not able to make the business of The Hastings Group, Inc. profitable after it purchased the business in a previous bankruptcy proceeding and accordingly, The Hastings Group, Inc. filed for bankruptcy after Maverick Capital Equity Partners determined not to continue to fund its operating losses. Mr. Coats is a member of the board of directors of Wink Communications, Inc., a publicly-held corporation, Krause's Furniture, Inc., a publicly-held company, MyTurn.com, Inc., a publicly-held corporation, WhatsHotNow.com, Inc., Wine.com, Inc., The Museum Company.com, Inc. and The Museum Company, Inc.

     Robert S. Grimes has been a director of Autobytel.com since inception and since April 2000 has also been a consultant to Autobytel.com. From July 1996 through March 2000 Mr. Grimes served as Executive Vice President of Autobytel.com. Since September 1987, Mr. Grimes has been President of R.S. Grimes & Co., Inc., a private investment company. From April 1981 to March 1987, Mr. Grimes was a partner with the investment firm of Cowen & Company. Mr. Grimes holds a B.S. from the Wharton School of Commerce and Finance at the University of Pennsylvania and an L.L.B. from the University of Pennsylvania Law School. Mr. Grimes has served on the board of directors of Philips International Realty Corp., a New York Stock Exchange listed company, since April 1998.

     Richard A. Post has served as a director of Autobytel.com since February 1999. Mr. Post is Executive Vice President and Chief Financial Officer of MediaOne Group, Inc. and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc. Mr. Post joined US WEST Financial Services in April 1988 as manager of Corporate Development and was promoted in 1990, first to Executive Director, and then to Vice President, responsible for all Capital Asset Group businesses. From June 1996 to January 1997, he was President of Corporate Development at US WEST, Inc. where he had responsibility for corporate development efforts at US WEST Communications, as well as US WEST, Inc. US WEST, Inc. has since split into two separate corporations, MediaOne Group, Inc. and US WEST. From December 1995 to June 1996, he served as Vice President of Corporate Development for US WEST Media Group, a division of the former US WEST, Inc. Mr. Post holds both a business administration degree and an M.B.A. from Delta State University. Mr. Post is a member of the board of directors of Financial Security Assurance Holdings, Inc., a financial guaranty company based in New York.

     Peter Titz has served as a director of Autobytel.com since January 1999. Since September 1998, Mr. Titz has been President of the board of directors of Aureus Private Equity AG. Mr. Titz was a manager of Metro International Dienstleistung Beteiligungs AG and Invision AG from 1989 through December 1999. Before joining Metro and Invision AG in 1989, Mr. Titz was managing director of various institutions in the financial service sector including American Express in Frankfurt where he was responsible for the introduction of automatic teller machines and the installation of POS systems in Europe. Mr. Titz received a degree in engineering from the University of Aachen and a degree in economics from the University of Bonn. Mr. Titz is a member of the board of directors of Invision AG.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of March 31, 2000, by all persons known by Autobytel.com to own beneficially more than five percent (5%) of the common stock of Autobytel.com, each director, each executive and named officer, and all directors and executive and named officers of Autobytel.com as a group.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                                                               NUMBER      PERCENT
                                                              ---------    -------
5% STOCKHOLDERS:
John C. Bedrosian(1)........................................  2,500,695     12.4%
  875 Stone Canyon Road, Los Angeles, California 90077-2911
General Electric Capital Corporation(2).....................  1,928,171      9.5%
  260 Long Ridge Road, Stamford, Connecticut 06927
Peter R. Ellis(3)...........................................  1,899,227      9.4%
  c/o Jubilee Investments, 1550 Bayside Drive, Suite 2,
  Corona Del Mar, California 92625
Michael Gorun...............................................  1,384,650      6.9%
  c/o A.I.N. Corporation, 3170 Crow Canyon Place #270,
  San Ramon, California 94583
MediaOne Interactive Services, Inc.(4)......................  1,079,576      5.3%
  9000 E. Nichols Avenue, Englewood, Colorado 80112
Aureus Private Equity AG(5).................................  1,041,618      5.1%
  Zugerstrasse 76b, CH-6340 Baar, Switzerland
EXECUTIVE AND NAMED OFFICERS AND DIRECTORS:
Michael Gorun...............................................  1,384,650      6.9%
Richard A. Post(4)..........................................  1,079,576      5.3%
Peter Titz(5)...............................................  1,041,618      5.1%
Robert S. Grimes(6).........................................    968,607      4.7%
Mark W. Lorimer(7)..........................................    522,539      2.5%
Michael J. Fuchs(8).........................................    161,725        *
Michael J. Lowell(9)........................................    157,898        *
Ann M. Delligatta(10).......................................    113,656        *
Hoshi Printer(11)...........................................     51,000        *
Ariel Amir(12)..............................................     37,458        *
Mark N. Kaplan(13)..........................................     21,308        *
Kenneth J. Orton(14)........................................     21,308        *
Jeffrey H. Coats............................................         --        *
David Grant.................................................         --        *
All executive and named officers and directors as a group
  (14 persons)(15)..........................................  5,561,343     25.2%

---------------
  *  Less than 1%.

 (1) Includes 1,750,695 shares held in the John C. Bedrosian and Judith D. Bedrosian Revocable Trust in which Mr. Bedrosian maintains shared voting powers. 750,000 shares are held by the Bedrosian Investment Group, Ltd., of which Mr. Bedrosian has sole voting power.

 (2) Includes (i) 1,825,828 shares held by General Electric Capital Corporation ("GECC"); (ii) 21,670 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000; and (iii) 80,673 shares held by National Broadcasting Company, Inc. ("NBC"), an affiliate of GECC. GECC disclaims beneficial ownership of the common stock of Autobytel.com owned by NBC. NBC disclaims beneficial ownership of the common stock of Autobytel.com owned by GECC.

 (3) Includes 37,055 shares held by trusts established for family members of Mr. Ellis as to which Mr. Ellis' spouse maintains sole voting power. Mr. Ellis granted voting power as to 593,175 shares of common stock to Autobytel.com under a voting proxy dated January 11, 1999. See "Certain Relationships and Related Transactions."

 (4) Mr. Richard Post is a director of MediaOne Interactive Services, Inc. and a director of Autobytel.com. Includes 757,576 shares held by MediaOne Interactive Services, Inc. and 300,000 shares issuable upon exercise of warrants. Also includes 20,000 shares issuable upon exercise of options held by Mr. Post, which are exercisable within 60 days of March 31, 2000. MediaOne Interactive Services, Inc. is an indirect wholly owned subsidiary of MediaOne Group, Inc. As a result, MediaOne Group, Inc., may be deemed to indirectly, beneficially own the shares reported as being directly beneficially owned by MediaOne Interactive Services, Inc. MediaOne Group, Inc., disclaims such beneficial ownership.

 (5) Mr. Peter Titz is a director of Aureus Private Equity AG and a director of Autobytel.com. Includes 731,818 shares, and 289,800 shares issuable upon exercise of warrants, held by Aureus Private Equity AG. Also includes 20,000 shares issuable upon exercise of options held by Mr. Titz, which are exercisable within 60 days of March 31, 2000.

 (6) Includes an aggregate of 5,554 shares held in irrevocable trusts as to which Mr. Grimes' spouse maintains sole voting power. Includes 246,386 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (7) Includes 521,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (8) Includes 21,671 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000 and 140,054 shares held by Mr. Fuchs.

 (9) Includes 156,898 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(10) Includes 112,516 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(11) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(12) Includes 36,458 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(13) Includes 20,308 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(14) Includes 20,308 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(15) Includes 1,226,211 shares issuable upon exercise of options and 589,800 shares issuable upon exercise of warrants exercisable within 60 days of March 31, 2000.

EXECUTIVE COMPENSATION

     Summary of Cash and Certain Other Compensation. The following table provides certain summary information concerning compensation paid or accrued by Autobytel.com to or on behalf of Autobytel.com's Chief Executive Officer and, the four most highly compensated executive officers of Autobytel.com for the year ended December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                           ANNUAL                           ------------
                                     FISCAL YEAR        COMPENSATION           OTHER         SECURITIES
                                        ENDED       --------------------       ANNUAL        UNDERLYING
    NAME AND PRINCIPAL POSITION      DECEMBER 31     SALARY      BONUS      COMPENSATION     OPTIONS(#)
    ---------------------------      -----------    --------    --------    ------------    ------------
Mark W. Lorimer....................     1999        $323,958    $156,000      $18,000           6,792
  Chief Executive Officer               1998         316,000     150,000        9,000         750,000(1)
  President                             1997         200,000     100,000       70,000         100,000
Robert S. Grimes(2)................     1999         220,000     505,600           --           4,719
  Former Executive Vice                 1998         220,000      75,000           --         125,000
  President                             1997         180,000          --           --         116,667
Ann M. Delligatta..................     1999         225,000     108,000           --           6,591
  Executive Vice President              1998         177,000     100,000           --         316,667(3)
  and Chief Operating Officer           1997          88,000          --           --          83,334
Michael J. Lowell..................     1999         149,000     167,200           --           2,272
  Former Senior Vice President,         1998         190,000          --           --          16,667
  Development                           1997         139,000      50,000           --          50,000
Hoshi Printer......................     1999         165,593     138,800       15,739(4)      150,000
  Senior Vice President and
  Chief Financial Officer

---------------
Bonuses for services provided in 1999 were paid in 2000 except for $50,000 and $100,000 to Messrs. Printer and Lowell for services provided in 1999 and paid in 1999.

(1) The right to obtain 500,000 shares of such securities are contingent on the performance of our market trading price after the closing of our initial public offering.

(2) Effective April 1, 2000, Mr. Grimes became a consultant to Autobytel.com. See "Relationships and Related Transactions" below.

(3) The right to obtain 200,000 shares of such securities are contingent on the performance of our market trading price after the closing of our initial public offering.

(4) Relocation expense reimbursement.

STOCK OPTION GRANTS IN 1999

     The following table sets forth the five most highly compensated officers and certain information concerning stock options granted to them during 1999. We have never issued stock appreciation rights. Prior to our initial public offering, options were granted at an exercise price equal to the fair market value of a share of common stock as determined by the board of directors at the date of grant. In determining the fair market value of a share of the common stock, the board of directors considered various factors, including recent arms' length transactions, Autobytel.com's financial condition and business prospects, operating results, the absence of a market for the common stock and the risks normally associated with investments in companies engaged in similar businesses. Following our initial public offering, the fair market value of our common stock was determined by the closing price on the Nasdaq National Market. The term of each option granted is generally ten years from the date of grant. Options may terminate before their expiration dates if the optionee's status as an employee or a consultant is terminated or upon the optionee's death or disability.

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                              NUMBER OF      PERCENT OF                                OF ASSUMED ANNUAL RATES
                             SECURITIES     TOTAL OPTIONS                            OF STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO     EXERCISE                     FOR OPTION TERM(3)
                               OPTIONS        EMPLOYEES       PRICE     EXPIRATION   ---------------------------
           NAME             GRANTED(#)(1)    IN 1999(2)     ($/SHARE)      DATE         5%($)          10%($)
           ----             -------------   -------------   ---------   ----------   ------------   ------------
Mark W. Lorimer...........       5,639           0.4%        $13.20      02/15/09     $   46,812     $  118,630
                                 1,153           0.1%         13.20      02/15/09          9,572         24,256
Robert S. Grimes..........       1,896           0.1%         13.20      02/18/09         15,739         39,887
                                 2,823           0.2%         13.20      02/18/09         23,435         59,389
Ann M. Delligatta.........       5,266           0.3%         13.20      02/19/09         43,715        110,783
                                   941           0.1%         13.20      02/19/09          7,812         19,796
                                   384           0.0%         13.20      02/19/09          3,188          8,078
Michael J. Lowell.........         947           0.1%         13.20      02/18/09          7,861         19,922
                                   941           0.1%         13.20      02/18/09          7,812         19,796
                                   384           0.0%         13.20      02/18/09          3,188          8,078
Hoshi Printer.............     150,000           9.6%         13.20      01/07/09      1,245,211      3,155,610

---------------
(1) For Messrs. Lorimer, Grimes and Lowell and Ms. Delligatta, represents options granted under the 1999 Stock Option Plan net of options cancelled under the 1996 Stock Incentive Plan as a part of the rescission offer for stock options granted in excess of the 1996 Stock Incentive Plan limit. For Mr. Printer, represents options granted under the 1998 Stock Option Plan.

(2) Based on a net 1,559,197 shares (2,235,598 options granted under the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 1996 Stock Incentive Plan and the 1999 Employee and Acquisition Related Stock Option Plan less 676,401 options cancelled under the 1996 Stock Incentive Plan as a part of the rescission offer) of common stock subject to options granted to employees during fiscal 1999.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Autobytel.com's estimate or projection of its future common stock prices.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table sets forth for each of the five most highly compensated officers certain information concerning options exercised during fiscal 1999 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 1999 ($15.1875 per share) and the exercise price of the officer's options. Autobytel.com has never issued stock appreciation rights.

                                                       NUMBER OF SECURITIES
                         NUMBER OF                          UNDERLYING               VALUE OF UNEXERCISED
                          SHARES                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         ACQUIRED                        DECEMBER 31, 1999           DECEMBER 31, 1999($)
                            ON           VALUE      ---------------------------   ---------------------------
         NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   -----------   -----------   -------------   -----------   -------------
Mark W. Lorimer.......      --            $--         431,000        759,125      $3,109,904     $2,155,467
Robert S. Grimes......      --             --         324,141         88,912       2,704,235        176,713
Ann M. Delligatta.....      --             --         101,415        305,177         201,562        606,539
Michael J. Lowell.....      --             --         149,717         30,333       1,264,228         60,287
Hoshi Printer.........      --             --              --        150,000              --        298,125

EMPLOYMENT AGREEMENTS

     On July 1, 1998, Autobytel.com entered into a three year employment agreement with Mr. Mark W. Lorimer, Autobytel.com's President and Chief Executive Officer. Under this agreement, Mr. Lorimer is entitled to a base salary of $325,000 and a bonus as determined by the board of directors from time to time. Mr. Lorimer is also entitled to 200,000 options which vest over two years, and 500,000 performance options which vest on the seventh anniversary of the grant date, unless accelerated upon the earlier accomplishment of stock price goals. In addition, Mr. Lorimer may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com.

     If Mr. Lorimer's employment is terminated without cause or if Mr. Lorimer terminates his employment with good reason, Mr. Lorimer is entitled to a lump sum payment equal to the highest annual base salary in effect for the term of the agreement multiplied by the greater of (1) the remaining balance of the three year term or longer if there is a change of control or (2) two years. In the event of a change of control of Autobytel.com prior to January 1, 2001, and while Mr. Lorimer remains employed by Autobytel.com, the term of the agreement shall automatically extend for a period of three years from the date of the change of control.

     In addition to the above, in the event Mr. Lorimer's employment is terminated during the six month period prior to (or the first thirty-six months following) a change of control by Mr. Lorimer for good reason or by Autobytel.com other than for cause, disability or death, Mr. Lorimer is entitled to a lump sum payment equal to twice the highest bonus paid to Mr. Lorimer in the last three fiscal years plus the amount of the cost of all benefits for the greater of the remaining balance of the term or two years. In the event of a change of control while Mr. Lorimer is employed by Autobytel.com or if Mr. Lorimer's employment is terminated by Autobytel.com without cause or by Mr. Lorimer for good reason during the six month period prior to a change of control, unvested time based options shall become vested and exercisable and unvested performance-based options shall become vested and exercisable to the extent performance targets are met. In the event of the death or disability of Mr. Lorimer during the term of his employment agreement, Autobytel.com shall provide Mr. Lorimer or his successors, heirs or designees, with continued payment of Mr. Lorimer's then current base salary and all benefits for a period of two years. If Mr. Lorimer's severance benefits are parachute payments under the Internal Revenue Code, Autobytel.com has agreed to make additional payments to him to compensate for his additional tax obligations.

     On December 17, 1998, Autobytel.com entered into a three year employment agreement with Ms. Ann Marie Delligatta, Autobytel.com's Executive Vice President and Chief Operating Officer. Under this agreement, Ms. Delligatta was entitled to a base salary of $225,000, and a bonus in such amounts and based on such criteria as may be established by the board of directors from time to time. Ms. Delligatta was also entitled to 100,000 options which vest fully by December 17, 2000 and 200,000 performance options which vest on the seventh anniversary of the grant date, unless accelerated upon the earlier accomplishment of stock price goals.

     As of April 3, 2000, Autobytel.com entered into a new two year employment agreement with Ms. Delligatta, under which Ms. Delligatta is entitled to a base salary of $225,000 and a bonus as determined by the board of directors from time to time. If Ms. Delligatta's employment is terminated without cause or if Ms. Delligatta terminates her employment for good reason, Ms. Delligatta is entitled to a lump sum payment equal to the base salary that would have been received by Ms. Delligatta if she had remained employed by Autobytel.com for the remaining balance of the term, but in no event less than 12 months. Ms. Delligatta's employment with Autobytel.com shall terminate automatically in the event of death or upon 30 days' written notice of termination by Autobytel.com in the event of a disability.

     In the event of a change of control of Autobytel.com prior to March 31, 2001, and while Ms. Delligatta remains employed by Autobytel.com, the term of the agreement shall automatically extend for a period of two years from the date of the change of control. If the change of control occurs between March 31, 2001 and April 3, 2002, the term of the agreement will automatically extend for one year from the date of the change of control. In addition to the above, in the event Ms. Delligatta's employment is terminated during the first twelve months following a change of control by Ms. Delligatta for good reason or by Autobytel.com other than for cause, disability or death, Ms. Delligatta is entitled to a lump sum payment equal to the greater of (1) the base salary that would have been received by her for the remainder of the term or (2) an amount equal to one year base salary plus an amount equal to the highest annual bonus paid to her by Autobytel.com during the term prior to termination. In addition, Mr. Delligatta is entitled to the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Ms. Delligatta is employed by Autobytel.com or if Ms. Delligatta's employment is terminated by Autobytel.com without cause or by Ms. Delligatta for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable. If Ms. Delligatta's severance benefits are parachute payments under the Internal Revenue Code, Autobytel.com has agreed to make additional payments to her to compensate certain of her additional tax obligations. In addition, Ms. Delligatta may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to employees of Autobytel.com.

     Under a letter agreement dated December 18, 1998, Hoshi Printer, Autobytel.com's Senior Vice President and Chief Financial Officer, was entitled to a base salary of $150,000, a $50,000 bonus that was paid in connection with the consummation of Autobytel.com's initial public offering and 150,000 options which vest fully by January 2003.

     As of April 3, 2000, Autobytel.com entered into a new two year employment agreement with Mr. Printer, under which Mr. Printer is entitled to a base salary of $200,000 and a bonus as determined by the board of directors from time to time. In the event of a change of control of Autobytel.com prior to March 31, 2001, and while Mr. Printer remains employed by Autobytel.com, the term of the agreement shall automatically extend for a period of two years from the date of the change of control. If the change of control occurs between March 31, 2001 and April 3, 2002, the term of the agreement will automatically extend for one year from the date of the change of control. In addition to the above, in the event Mr. Printer's employment is terminated during the first twelve months following a change of control by Mr. Printer for good reason or by Autobytel.com other than for cause, disability or death, Mr. Printer is entitled to a lump sum payment equal to the greater of (1) the base salary that would have been received by him for the remainder of the term or (2) an amount equal to one year base salary plus an amount equal to the highest annual bonus paid to him by Autobytel.com during the term prior to termination. In addition, Mr. Printer is entitled to the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Mr. Printer is employed by Autobytel.com or if Mr. Printer's employment is terminated by Autobytel.com without cause or by Mr. Printer for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable. If Mr. Printer's severance benefits are parachute payments under the Internal Revenue Code, Autobytel.com has agreed to make additional payments to him to compensate certain of his additional tax obligations. In addition, Mr. Printer may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to employees of Autobytel.com.

     Under a letter agreement dated March 7, 1999, Ariel Amir, Autobytel.com's Senior Vice President, General Counsel and Secretary, was entitled to a base salary of $175,000 and 125,000 options which vest fully by March 2003. As of April 3, 2000, Autobytel.com entered into a new two year employment agreement with Mr. Amir, under which Mr. Amir is entitled to a base salary of $200,000 and a bonus as determined by the board of directors from time to time. If Mr. Amir's employment is terminated without cause or if Mr. Amir terminates his employment with good reason, Mr. Amir is entitled to a lump sum payment equal to the highest annual base salary in effect during the term of the agreement for the remaining term of the agreement, but in no event less than 12 months.

     In the event of a change of control of Autobytel.com prior to March 31, 2001, and while Mr. Amir remains employed by Autobytel.com, the term of the agreement shall automatically extend for a period of two years from the date of the change of control. If the change of control occurs between March 31, 2001 and April 3, 2002, the term of the agreement will automatically extend for one year from the date of the change of control. In addition to the above, in the event Mr. Amir's employment is terminated during the six month period prior to (or the first twelve months following) a change of control by Mr. Amir for good reason or by Autobytel.com other than for cause, disability or death, Mr. Amir is entitled to a lump sum payment equal to twice the highest base salary paid during the term to Mr. Amir plus the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Mr. Amir is employed by Autobytel.com or if Mr. Amir's employment is terminated by Autobytel.com without cause or by Mr. Amir for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable. If Mr. Amir's severance benefits are parachute payments under the Internal Revenue Code, Autobytel.com has agreed to make additional payments to him to compensate certain of his additional tax obligations. In addition, Mr. Amir may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com.

     On February 14, 2000, Autobytel.com entered into a three year employment agreement with Mr. Michael Gorun, President of Autobytel.com's subsidiary, A.I.N. Corporation. Under this agreement, Mr. Gorun is entitled to a base salary of $225,000, and a bonus in such amounts and based on such criteria as may be established by the board of directors from time to time. Mr. Gorun was also granted 100,000 options which vest fully by February 15, 2004. In addition, Mr. Gorun may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com. If Mr. Gorun's employment is terminated without cause or if Mr. Gorun terminates his employment for good reason, Mr. Gorun is entitled to his base salary for an additional 180 days following such termination. Mr. Gorun's employment with Autobytel.com shall terminate automatically in the event of death or upon 30 days' written notice of termination by Autobytel.com in the event of a disability.

     On March 4, 1999, Autobytel.com entered into an employment and severance agreement with Mr. Michael J. Lowell, Autobytel.com's Senior Vice President, Development. Under this agreement, Mr. Lowell was entitled to a base salary of $140,000 per year and to all ordinary and customary perquisites such as any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com. Mr. Lowell left the employ of Autobytel.com on April 21, 2000.

NON-EMPLOYEE DIRECTOR COMPENSATION

     Our non-employee directors do not currently receive any cash compensation for service on Autobytel.com's board of directors or any committee thereof, but directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.

     Autobytel.com's 1999 Stock Option Plan provides for an automatic grant of a first option to purchase 20,000 shares of common stock to each non-employee director on the date on which the person first becomes a non-employee director; provided, that if any person serving as a non-employee director before January 14, 1999 received options for less than 20,000 shares on the date such person became a member of the board of directors, such person will be granted an option to purchase a number of shares equal to the difference between 20,000 shares and the shares actually granted. After the first option is granted to the nonemployee director, he or she will automatically be granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the board of directors for at least six months. First options and each subsequent option will have a term of ten years. The shares related to the first option and each subsequent option vest in their entirety and becomes exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such dates. The exercise price of shares subject to the first option and each subsequent option shall be 100% of the fair market value per share of common stock on the date of the grant of the option. The autobytel.com inc. 2000 Stock Option Plan contains identical provision for option grants to non-employee directors that become effective when no shares are available for grant under the 1999 Stock Option Plan. Options granted under the 2000 Stock Option Plan are subject to the approval of such plan by Autobytel.com's stockholders.

STOCK PLANS

     Since our inception the board of directors has granted stock options in order to attract, retain and motivate employees. Our board of directors considers many factors in granting stock options. For example, among other factors, our board of directors considers competitive market conditions for employees and the risk associated with working for an Internet company.

     1996 Stock Option Plan. Autobytel.com's 1996 Stock Option Plan was approved by the board of directors on May 18, 1996 and the stockholders on May 31, 1996. The 1996 Option Plan was terminated by a resolution of the board of directors on October 23, 1996, at which time over 800,000 options had been issued. The 1996 Option Plan provided for the granting to employees and directors of stock options intended to qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, and for the grant to employees, consultants and directors of nonstatutory stock options. Autobytel.com reserved 1,194,444 shares of common stock for issuance under the 1996 Option Plan.

     Under the 1996 Option Plan, the exercise price of any incentive stock options granted under the 1996 Option Plan were not less than the fair market value of the common stock on the date of grant, and the exercise price of any non-statutory stock option granted under the 1996 Option Plan were not less than 85% of the fair market value of the common stock at the date of grant. The term of all options granted under the 1996 Option Plan did not exceed 10 years. The administrator of the options granted under the 1996 Option Plan is the board of directors or a committee of the board of directors. Any options granted under the 1996 Option Plan are exercisable at such times as determined by the administrator, but in no case at a rate of less than 20% per year over five years from the grant date. A majority of the outstanding options vest and became exercisable as to one third of the grant on October 31, 1996, and as to an additional one third of the grant at each successive October 31. Options granted under the 1996 Option Plan generally must be exercised within at least 30 days, or such longer period as determined by the administrator, following termination of the optionee's status as an employee, director or consultant of Autobytel.com, or within 12 months following such optionee's termination by death or disability.

     The 1996 Option Plan provides that in the event of a merger of Autobytel.com with or into another corporation, each option may be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the option will terminate as of the date of the closing of such a merger.

     1996 Stock Incentive Plan. The 1996 Stock Incentive Plan was approved by the board of directors on October 23, 1996, amended and restated by the board of directors on November 24, 1996 and approved by the stockholders on January 16, 1997. The 1996 Stock Incentive Plan provides for the granting to employees and directors of stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights.

     As approved by the stockholders, Autobytel.com reserved 833,333 shares of common stock for issuance under the Incentive Plan. Options with respect to all of the common stock reserved for issuance have been issued and are either incentive stock options or nonstatutory stock options. Options granted under the Incentive Plan must generally be exercised within three months of the end of the option holder's status as an employee or consultant of Autobytel.com, or within twelve months after such option holder's termination by death or disability, but in no event later than the expiration of the option's ten year term.

     The board of directors determined the exercise price of nonstatutory stock options granted under the Incentive Plan, and in all cases, the exercise price was the fair market value of the common stock on the date of grant. The term of all options granted under the Incentive Plan did not exceed ten years. Stock options granted under the Incentive Plan vest according to vesting schedules determined by the administrator.

     The Incentive Plan provides that in the event of a merger of Autobytel.com with or into another corporation, a sale of substantially all of Autobytel.com's assets or a like transaction involving Autobytel.com, each option will be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the committee of the board of directors shall provide for each option holder to have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the administrator makes an option exercisable in full in the event of a merger or sale of assets, the administrator will notify the option holder that the option will be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

     From October 1996 through January 1999, we purported to grant incentive stock options to employees, of which 689,406 shares granted exceeded the Incentive Plan limit of 833,333 shares. As of January 29, 1999, 688,921 options, and 485 shares that were acquired upon the exercise of excess options were outstanding in excess of the Incentive Plan limit. Because these grants exceed the plan's limit, they did not qualify as incentive stock options, which have more favorable tax treatment for employees than nonqualified stock options. In connection with these matters, on January 29, 1999, we filed an application with the California Department of Corporations for approval of a rescission offer to those affected optionholders holding options covering 689,406 shares of common stock. The Department of Corporations approved the rescission offer on February 12, 1999. The rescission offer allowed each affected optionholder to choose between a cash payment or a new grant of incentive stock options under the 1999 Stock Option Plan. The offer for a cash payment was for 10% of the aggregate exercise price per share of the option plus 7% statutory interest since the date of grant of the option. The terms of the options granted under the 1999 Stock Option Plan are similar to the terms of the original stock options, with an exercise price equal to the fair market value on the date of regrant. In addition, optionholders who chose new grants under the 1999 Stock Option Plan were granted additional options based on the length of time the original options were held. The aggregate maximum number of additional shares of common stock issuable under this choice for all those optionholders were 35,000 shares. All the affected optionholders participated in the rescission offer and we paid $8,000 to four optionholders who chose the cash alternative.

     1996 Employee Stock Purchase Plan. Autobytel.com's 1996 Employee Stock Purchase Plan was adopted by the board of directors on November 18, 1996 and approved by the stockholders on January 16, 1997. The maximum number of shares of common stock available for sale is 444,444. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees of Autobytel.com to purchase shares of common stock through payroll deductions of up to ten percent of their compensation for all purchase periods ending within any calendar year.

     Individuals who are eligible employees on the start day of any offering period may enter the Purchase Plan on that start date. Individuals who become eligible employees after the start date of the offering period may join the Purchase Plan on any subsequent quarterly entry date within that period. Employees are eligible to participate if they are customarily employed by Autobytel.com or any designated subsidiary for at least 20 hours per week and for more than five months in any calendar year.

     The price of common stock purchased under the Purchase Plan will be 85% of the lower of the fair market value of the common stock on the first or last day of each six month purchase period. Employees may end their participation in the Purchase Plan at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with Autobytel.com. Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan. The Purchase Plan is administered by the board of directors or by a committee appointed by the board of directors. The board of directors may amend or modify the Purchase Plan at any time. The Purchase Plan will terminate 10 years from the date of its adoption.

     1998 Stock Option Plan. Our 1998 Stock Option Plan was adopted by the board of directors on December 17, 1998 and approved by the stockholders on February 15, 1999. The Plan provides that an aggregate of 1,500,000 shares of our common stock is available to be granted to key employees of Autobytel.com and its parent or subsidiary corporations, if any. Under the 1998 Option Plan, eligible key employees of Autobytel.com may receive incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options. No eligible employee shall receive stock options with respect to more than 700,000 shares of our common stock during any one calendar year.

     Incentive stock options granted under the 1998 Option Plan must have an exercise price that is no less than the fair market value of our common stock as of the time the option is granted and generally may not be exercised more than ten years after the date of grant. Any incentive stock option that is granted to any option holder who beneficially owns more than 10% of the total combined voting power of all classes of outstanding shares of capital stock of Autobytel.com must have an exercise price that is no less than 110% of the fair market value of our common stock as of the time the option is granted and may not be exercised more than five years after the date of grant. To the extent that the aggregate fair market value of stock exercisable by an optionee for the first time in any one calendar year under incentive stock options granted under the 1998 Option Plan and all other stock plans of Autobytel.com exceeds $100,000, options for such shares shall not be considered incentive stock options but instead shall be considered nonstatutory stock options.

     Nonstatutory stock options granted under the 1998 Option Plan must have an exercise price that is no less than 85% of the fair market value of our common stock as of the time the option is granted and may not be exercised more than 10 years after the date they are granted. Under the 1998 Option Plan, nonstatutory stock options vest over a time period determined by the administrator, however, the vesting could accelerate based on the performance of our common stock. All other stock options granted under the 1998 Option Plan vest according to time-based vesting schedules determined by the administrator. In addition, an option holder who is not an officer, director or consultant shall have the right to exercise at least 20% of the options granted per year over 5 years from the date of grant. Options granted under the 1998 Option Plan are nontransferable, other than by will or the laws of descent and distribution.

     The 1998 Option Plan provides that, unless otherwise stated in a stock option agreement, upon any merger, consolidation, or sale or transfer of all or any part of our business or assets, any option shall vest and may be exercised immediately unless any party to these transactions specifically assumes our obligations under the 1998 Option Plan. In addition, unless otherwise provided in the stock option agreement for any given option, upon any liquidation or dissolution of Autobytel.com, all rights of the option holder with respect to the unexercised portion of any option will terminate and all options will be canceled unless the plan under which such liquidation or dissolution is effected makes specific provisions regarding the 1998 Option Plan. The holder of any option granted under the 1998 Option Plan has the right immediately prior to the effective date of a merger, consolidation or sale of our business or assets or a liquidation or dissolution to exercise such option without regard to time restrictions applicable to exercise, but subject to any other conditions precedent to exercise unless met or waived, and provided that any stock received upon the exercise of unvested options continues to be subject to the applicable vesting schedule. In no event may any incentive stock options be exercised later than the date preceding the tenth anniversary date of the grant.

     The 1998 Option Plan will be administered by the board of directors or by a committee of the board of directors acting as the administrator. The administrator shall select the eligible key employees who are to be granted options, determine the number of shares to be subject to options to be granted to each eligible key employee and designate such options as incentive stock options or nonstatutory stock options. The board of directors may at any time amend or modify the 1998 Option Plan, except that the board of directors may not, without approval of the stockholders of
Autobytel.com:

     - increase the number of shares issued under the 1998 Option Plan,

     - modify the requirements as to eligibility for participation in the 1998 Option Plan or

     - change the option price provisions of the 1998 Option Plan so as to have a material adverse effect on Autobytel.com other than to conform with any applicable provisions of the Code or regulations or rulings.

     Unless terminated earlier, the 1998 Option Plan terminates ten years from the date it was adopted by the board of directors. Options with respect to all shares of common stock available for issuance under the 1998 Stock Option Plan have been issued.

     1999 Stock Option Plan. Our 1999 Stock Option Plan was adopted by the board of directors on January 14, 1999 and approved by the stockholders on February 15, 1999. The plan provides that an aggregate of 1,800,000 shares of our common stock are available to our employees; provided that after March 31, 1999, we may not grant more than 1,000,000 options under the plan. Unless otherwise provided in the stock option agreement, upon any merger, consolidation, or sale or transfer of all or any part of our business or assets, any option under the plan shall immediately vest and be exercisable unless any party to such a transaction specifically assumes the obligations of Autobytel.com under the 1999 Stock Option Plan.

     Non-employee directors are entitled to participate in our 1999 Stock Option Plan. The 1999 Stock Option Plan provides for an automatic grant of a first option to purchase 20,000 shares of common stock to each non-employee director on the date on which the person first becomes a non-employee director; provided, that if any person serving as a non-employee director before January 14, 1999 received options for less than 20,000 shares on the date such person became a member of the board of directors, such person will be granted an option to purchase a number of shares equal to the difference between 20,000 shares and the shares actually granted. After the first option is granted to the non-employee director, he or she will automatically be granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the board of directors for at least six months. First options and each subsequent option will have a term of ten years. The shares related to the first option and each subsequent option vest in their entirety and becomes exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such dates. The exercise price of shares subject to the first option and each subsequent option shall be 100% of the fair market value per share of the common stock on the date of the grant of the option. The 1999 Stock Option Plan is identical in all other material respects to the 1998 Stock Option Plan. Options with respect to all shares of common stock available for issuance under the 1999 Stock Option Plan have been issued.

     1999 Employee and Acquisition Related Stock Option Plan. Our 1999 Employee and Acquisition Related Stock Option Plan was adopted by the board of directors on September 22, 1999. The plan provides that an aggregate of 1.5 million shares of our common stock are available to employees and service providers of Autobytel.com, its subsidiaries or any entity in which Autobytel.com or its subsidiaries acquires at least a 50% equity interest. Options with respect to approximately 1.3 million shares of our common stock have been granted under the 1999 Employee and Acquisition Related Stock Option Plan. No eligible employee or service provider shall receive stock options with respect to more than 700,000 shares of our common stock during any one calendar year. Unless otherwise provided in the stock option agreement, upon any merger, consolidation, or sale or transfer or all or any part of our business or assets, any option under the plan will immediately vest and be exercisable unless any party to such a transaction specifically assumes the obligations of Autobytel.com under the 1999 Employee and Acquisition Plan. The vesting of non-statutory stock options issued under this plan cannot be accelerated by reason of the performance of our common stock. The 1999 Employee and Acquisition Option Plan is identical in all other material respects to the 1998 Stock Option Plan, except that any compensation paid under our 1999 Employee and Acquisition Related Stock Option Plan will not be performance based compensation for purposes of Section 162(m) of the Internal Revenue Code.

     401(k) Plan. All employees of Autobytel.com who are at least age 21 and have completed three months of service with Autobytel.com are eligible to participate in the autobytel.com inc. Retirement Savings Plan, a defined contribution plan that was effective September 1, 1997, amended as of April 1, 2000, and intended to qualify under Section 401(a) of the Internal Revenue Code. Eligible employees may enter the savings plan as of the first day of January or July following the date on which they have met the savings plan's eligibility requirements. Participants may make pre-tax contributions to the savings plan of up to 15% of their eligible earnings, but not in excess of a statutory annual limit.

     Autobytel.com may make discretionary matching contributions to the savings plan. For the year ended December 31, 1999, Autobytel.com made no contributions to match participant's contributions. In 2000, Autobytel.com began to match contributions with Autobytel.com common stock purchased directly from Autobytel.com or in the open market. The maximum matching contribution per employee is $3,000 per year. Each participant in the savings plan is fully vested in his or her contributions and the investment earnings on these contributions. Participants become 100% vested in matching contributions made on their behalf, and the investment earnings on these contributions, after two service years. Contributions by the participants or Autobytel.com and the income earned on such contributions are not taxable to the participants until withdrawn. Contributions by Autobytel.com, if any, are deductible by it when made. Contributions are held in trust as required by law.

     Individual participants may direct the trustee to invest their accounts in authorized investment alternatives. All contributions are deposited to a tax-exempt trust and credited to individual participant accounts, which are invested as directed by participants in a number of available investment funds, including our common stock. Participants may also vote shares of our common stock allocated to their accounts. Plan accounts are distributed when a participant retires (at age 65 or later), dies, becomes permanently disabled, or leaves Autobytel.com for any other reason. Participants may borrow from their accounts, or make withdrawals to meet financial hardships, while they are Autobytel.com employees. Autobytel.com has the right to amend or terminate the savings plan at any time, but is prohibited from recovering any of the savings plan's assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The compensation committee of the board of directors currently consists of Mr. Fuchs, Mr. Coats and Mr. Orton.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the board of directors administers Autobytel.com's executive compensation program. The current members of the compensation committee are Mr. Fuchs, Mr. Coats and Mr. Orton. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Act of 1933, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

GENERAL COMPENSATION PHILOSOPHY

     The role of the compensation committee is to set the salaries and other compensation of the executive officers and certain other key employees of Autobytel.com, and to make grants under, and to administer, the stock option and other employee purchase and bonus plans. Autobytel.com's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Autobytel.com to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

     - base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in California that are of comparable size to Autobytel.com and with which Autobytel.com competes for executive personnel;

     - annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

     - long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Autobytel.com's stockholders.

EXECUTIVE COMPENSATION

     Base Salary. Salaries for executive officers for 1999 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

     Annual Incentive Awards. Autobytel.com had no formal management incentive plan in 1999. To the extent that bonuses were paid to officers in 1999, the Compensation Committee considered several factors including:

     - the position held by the executive to whom the bonus was paid;

     - total compensation paid by comparable companies to similarly situated executives;

     - the performance of the executive;

     - the development of Autobytel.com's operations as measured by our growth in revenues, the decline of the ratio of expenses to revenues and the level of our loss per share; and

     - the perceived increase in the value of our business.

     The Compensation Committee from time to time considers various discretionary incentive compensation alternatives for Autobytel.com's executives.

     Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Autobytel.com's stockholders and encourages executive officers to remain in Autobytel.com's employ. Stock options generally have value for executive officers only if the price of Autobytel.com's shares of common stock increases above the fair market value of a share of common stock on the grant date and the officer remains in Autobytel.com's employ for the period required for the shares granted to such person to vest.

     In 1999, Autobytel.com granted stock options in accordance with the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 1996 Stock Incentive Plan and the 1999 Employee and Acquisition Related Stock Option Plan. During 1999, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins Autobytel.com. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Autobytel.com and to strive to increase the value of Autobytel.com's common stock. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Autobytel.com's results, past performance or consistency within the officer's peer group. In 1999, the compensation committee considered these factors. The stock options granted in 1999 generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Autobytel.com's common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Lorimer's base salary, target bonus, bonus paid and long-term incentive awards for 1999 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

INTERNAL REVENUE CODE SECTION 162(m) LIMITATION

     The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to Autobytel.com's executive officers. Section 162(m) disallows a tax deduction for the compensation paid to certain executives of publicly-held corporations in excess of $1.0 million in any taxable year. The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and the four highest compensated executive officers, and provided such compensation is not performance-based. In general, it is the compensation committee's policy to qualify its executives' compensation for deductibility under applicable tax laws, although from time to time the compensation committee will consider and award compensation not so qualified under appropriate circumstances.

                                          Compensation Committee

                                          Jeffrey H. Coats
                                          Michael J. Fuchs
                                          Kenneth J. Orton

STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for our common stock, the Russell 2000 Index and the Chase H & Q Internet 100 Index. The graph assumes the investment of $100 on March 26, 1999, the date of our initial public offering. The data regarding autobytel.com inc. assumes an investment at the initial public offering price of $23.00 per share of our common stock. The performance shown is not necessarily indicative of future performance.

                               PERFORMANCE GRAPH

                                                                                                               CHASE H & Q
                                                   AUTOBYTEL.COM INC.             RUSSELL 2000                INTERNET 100
                                                   ------------------             ------------                ------------
3/26/99                                                  100.00                      100.00                      100.00
3/31/99                                                  182.07                      100.49                      101.59
6/30/99                                                   90.76                      117.12                      104.63
9/30/99                                                   51.09                      107.96                      107.55
12/31/99                                                  66.03                      109.62                      208.20

---------------

* $100 invested on March 26, 1999 in stock or index -- including reinvestment of dividends.
  Fiscal year ended December 31, 1999.

                                                                CUMULATIVE TOTAL RETURN
                                            ---------------------------------------------------------------
                                            MARCH 26,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                              1999        1999        1999         1999            1999
                                            ---------   ---------   --------   -------------   ------------
autobytel.com.............................   $100.00     $182.07    $ 90.76       $ 51.09        $ 66.03
Russell 2000..............................    100.00      100.49     117.12        107.96         109.62
Chase H & Q Internet 100..................    100.00      101.59     104.63        107.55         208.20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon Autobytel.com's review of forms filed by directors, officers and certain beneficial owners of Autobytel.com's common stock (the "Section 16 Reporting Persons") pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, Autobytel.com has identified the following filings that were filed late by the Section 16 Reporting Persons during fiscal 1999: (i) Richard Post was late in filing one form 4 with respect to one transaction; (ii) Marc Benjamin was late in filing one form 3 with respect to one transaction; and
(iii) John Bedrosian was late in filing one form 4 with respect to one transaction. Autobytel.com is not aware of any failures by the Section 16 Reporting Persons to file the forms required to be filed by them pursuant to
Section 16 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AGREEMENT

     Autobytel.com and Robert Grimes, a current director and a former Executive Vice President of Autobytel.com, are parties to a two year consulting services agreement dated April 1, 2000. During the term of the consulting agreement, Mr. Grimes will receive $50,000 per year payable on a monthly basis and a $2,500 monthly office expense allowance. Mr. Grimes will make himself available to the executive officers of Autobytel.com for up to 16 hours a month for consultation and other activities related to formulating and implementing business strategies and relationships. Autobytel.com may terminate the agreement upon Mr. Grimes' breach of contract. If Mr. Grimes' agreement is terminated without breach, Mr. Grimes is entitled to either a pro rated or a lump sum payment equal to the salary that would have been received by Mr. Grimes if he had remained a consultant for the remaining balance of the two year term. In the event of death or disability, Autobytel.com will pay to Mr. Grimes or his successors and assigns the amount that Mr. Grimes would have received for the remainder of the term of the agreement. Mr. Grimes has the right to terminate the agreement upon 90 days notice to Autobytel.com. During the term of the agreement, Mr. Grimes will be entitled to participate in all of Autobytel.com's employee welfare benefit plans at Autobytel.com's expense.

LOANS

     From time to time, Autobytel.com has advanced funds to Peter Ellis, the former chairman of the board of directors and former chief executive officer of Autobytel.com. As of December 31, 1999, Mr. Ellis was indebted to Autobytel.com in the amount of $250,000 plus accrued interest at the rate of 8% per year compounded quarterly, with principal and accrued interest due and payable on or before March 1, 2003. Autobytel.com received a pledge of 100,657 of Mr. Ellis' shares of common stock to secure this loan. Mr. Ellis repaid the loan, including accrued interest, in January 2000.

ADVISORY AGREEMENT

     Autobytel.com and Mr. Ellis were parties to a two year advisory agreement dated as of August 20, 1998. Under the advisory agreement, Mr. Ellis received $500,000 on the date of execution of the agreement. Commencing on the thirteenth month anniversary of the agreement, Mr. Ellis received $5,000 per month and was entitled to participate in all employee health plans and received a car allowance of $1,000 per month until April 30, 1999. A majority of disinterested directors approved the advisory agreement and the loans made to Mr. Ellis from time to time. In January 2000, Mr. Ellis provided Autobytel.com with a 90-day termination notice and the agreement was terminated in April 2000.

VOTING PROXY

     On January 11, 1999, in consideration of Autobytel.com waiving its right of first refusal permitting the sale of $1.4 million of common stock (at $11.88 per share) by Mr. Ellis to "accredited investors" as such term is defined under Rule 501 of the Securities Act of 1933, Mr. Ellis transferred to Autobytel.com the voting power of 593,175 shares of common stock owned by Mr. Ellis for a period that is the earlier of three years from such date or until such time as Mr. Ellis sells the shares to a person not affiliated with Mr. Ellis. The Chief Executive Officer and the Chief Operating Officer of Autobytel.com have the right to vote all of the proxy shares as they deem appropriate or desirable.

MARKETING AGREEMENT

     Auto-By-Tel Acceptance Corporation (a subsidiary of Autobytel.com), member companies of the American International Group, and Autobytel.com entered into a marketing agreement dated July 22, 1996. Under this agreement, Autobytel.com, through Auto-By-Tel Acceptance Corporation, authorizes and provides the American International Group access to its Internet server, for the publication, display, and exhibition of the American International Group's member companies' direct response automobile insurance sales materials. In return, Auto-By-Tel Acceptance Corporation is paid compensation based on a percentage calculated on the basis of the amount of premiums collected from Autobytel.com's consumers. Such compensation amounted to $85,878 for the year ended December 31, 1999.

                        APPROVAL OF THE ADOPTION OF THE
                   AUTOBYTEL.COM INC. 2000 STOCK OPTION PLAN
                                  (PROPOSAL 2)

     On April 12, 2000, the Board of Directors of Autobytel.com (the "Board") unanimously approved the adoption of the autobytel.com inc. 2000 Stock Option Plan (the "Plan"), and the Board directed that the Plan be submitted to the stockholders at the Annual Meeting. The purpose of the Plan is to provide additional compensation and incentives to eligible employees and consultants of Autobytel.com and to provide compensation to outside directors of Autobytel.com. By its terms, the exercisability of options granted under the Plan is subject to approval of the Plan by Autobytel.com's stockholders. Approval of the adoption of the Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at the Annual Meeting.

     Stock options are an important and critical element of compensation in the Internet industry without which we will have difficulty retaining and recruiting valuable employees. Without approval of the 2000 Stock Option Plan, we will not have any options under stockholder-approved plans available to grant to current and future employees, other than options that become available for grant due to cancellation of outstanding grants upon employee departures.

     The Board determined that to enhance employee retention, in light of the recent decline in the public trading price of our stock, additional options should be granted to employees. The Board generally granted to each employee the same number of options as the number of options held by the employee on the date of such grant, except that the Chief Executive Officer was granted 858,333 fewer options than the number of options held by him on the date of grant, and the Chief Operating Officer was granted 225,000 fewer options than the number of options held by her on the date of grant. Of these options, 1,387,480 were granted under the 2000 Stock Option Plan, including 155,265 to the Chief Executive Officer and 132,348 to the Chief Operating Officer. The grant of these options under the 2000 Stock Option Plan is subject to stockholder approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE AUTOBYTEL.COM INC. 2000 STOCK OPTION PLAN.

DESCRIPTION OF THE PLAN

     The following is a summary of the principal provisions of the Plan, but it is not intended to be a complete description of all of the terms and provisions of the Plan. A copy of the Plan will be furnished to any stockholder upon written request to the Secretary of Autobytel.com.

     History. The Plan was adopted by the Board at a meeting held on April 12, 2000.

     Purpose. The purpose of the Plan is to provide additional compensation and incentives to eligible employees and consultants whose present and potential contributions are important to the continued success of Autobytel.com, to afford such persons an opportunity to acquire a proprietary interest in Autobytel.com and to enable Autobytel.com to continue to attract and retain the best available talent for the successful conduct of its business. The purpose of the Plan is also to compensate outside directors of the Board for their time and effort for serving on the Board.

     Administration. The Plan will be administered, in the discretion of the Board from time to time, by the Board or a committee appointed by the Board (the "Committee") or a subcommittee appointed by the Board or Committee (the "Special Committee") acting as Administrator. The Committee will consist of no fewer than two members of the Board, all of which members qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Special Committee will consist of one or more members of the Board. The Administrator will at its discretion select the employees, service providers and outside directors who are to be granted options, determine the number of shares to be subject to such options and designate whether such options will be incentive stock options or nonstatutory stock options; however, the Special Committee will grant options only to individuals not described in Section 16 of the Securities Exchange Act of 1934. The interpretation and construction by the Administrator of any provisions of the Plan or any option will be final.

     Participation. Employees and service providers of Autobytel.com and its subsidiaries and outside directors of Autobytel.com are eligible participants in the Plan. As of April 1, 2000, approximately 260 employees and seven outside directors would be eligible to receive options under the Plan.

     A participant who beneficially owns more than 10% of the total combined voting power of all classes of outstanding stock of Autobytel.com, as determined under Sections 422 and 424 of the Code, will not be eligible to receive an incentive stock option unless the option price of the shares subject to such option is at least 110% of the fair market value of such shares on the date of grant and such option by its terms is not exercisable after the expiration of 5 years from the date of grant.

     Shares Available for Options. Subject to adjustments for stock splits, dividends and mergers, the number of shares which may be issued upon exercise of all options will not exceed 3.0 million shares of Autobytel.com common stock. Based on the closing sale price of $6.50 for our common stock on the Nasdaq National Market System on April 12, 2000, the aggregate market value of 3.0 million shares is $19,500,000.

PLAN BENEFITS

     The following table sets forth information with respect to options granted under the Plan through April 2000 to the chief executive officer, the four highest compensated officers other than the chief executive officer and certain groups. The allocation of the remaining options under the plan has not yet been determined by the board of directors or the compensation committee.

                     NAME AND POSITION                        EXERCISE PRICE   OPTIONS GRANTED
                     -----------------                        --------------   ---------------
Mark Lorimer................................................      $6.50             155,265
  Chief Executive Officer and President
Ann Delligatta..............................................      $6.50             132,348
  Executive Vice President and Chief Operating Officer
Hoshi Printer...............................................      $6.50              86,125
  Senior Vice President and Chief Financial Officer
Ariel Amir..................................................      $6.50              86,125
  Senior Vice President, General Counsel and Secretary
Michael Gorun...............................................      $6.50                  --
  President of A.I.N. Corporation
Executive group (6 persons).................................      $6.50             530,363
Non-executive director group (7 persons)....................      $6.50                  --
Employees who are not executive officers as a group.........      $6.50             857,117

     Messrs. Kaplan and Orton, as non-employee directors, are eligible to receive annual automatic grants of options under the terms of the Plan.

ADJUSTMENTS

     Stock Splits and Dividends. Subject to any required action by the Board, the number of shares covered by the Plan, the number of shares covered by each outstanding option and the option price thereof will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reclassification, subdivision or consolidation of shares or the payment of a stock dividend (but only if paid in shares), a stock split or any other increase or decrease in the number of issued shares effected without receipt of consideration by Autobytel.com.

     Mergers. Subject to any required action by the Board and/or stockholders, if Autobytel.com merges with another corporation and Autobytel.com is the surviving corporation in such merger and under the terms of such merger the shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding option shall continue to apply to the shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of shares subject to the option would have been entitled as a result of the merger.

     Special Dividends. Subject to any required action by the Board, the Administrator shall be entitled to determine whether any adjustment shall be made with respect to the number of shares, the number of shares covered by each outstanding option and the option price thereof if Autobytel.com pays a special or extraordinary dividend.

     Option Awards. Both incentive stock options ("ISOs"), as defined in Section 422(b) of the Code, and nonqualified stock options ("NQSOs"), may be granted under the Plan. The Administrator determines whether an option granted under the Plan will be an ISO or a NQSO. The Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Plan.

TERMS OF OPTIONS

     Option Grant and Agreement. The Administrator may from time to time, subject to the terms of the Plan, grant to any participant (other than a person who is an outside director) one or more options but in no event may any such participant receive options of more than 500,000 shares during any one calendar year. Each option grant shall be evidenced by a written stock option agreement, dated as of the date of grant and executed by Autobytel.com and the optionee. Each stock option agreement will set forth the number of options granted, whether the options are ISOs or NQSOs, the option price, the option term and such other terms and conditions as may be determined appropriate by the Administrator (or the Special Committee), provided that such terms and conditions are not inconsistent with the Plan. The stock option agreement will incorporate the Plan by reference and provide that any inconsistencies or disputes will be resolved in favor of the Plan language.

     Conditions with Respect to NQSOs. At the time of grant, the Administrator may, in its discretion, place additional restrictions on performance grants requiring that the option will vest only if and when, or on an accelerated basis if and when, the common stock price exceeds a specific amount. Generally, performance grants will be subject to the same requirements described in the Plan, unless the Administrator decides otherwise. At the time of grant, the Administrator may, in its discretion, place additional restrictions on the performance grants requiring that on the exercise of such a grant an employee will purchase shares that will be forfeited if the optionee terminates employment within a certain number of years. Additional transferability restrictions may be imposed in connection with performance grants.

     Conditions with Respect to ISOs. To the extent that the aggregate fair market value of shares (determined as of the time an option is granted) exercisable for the first time by an optionee during any calendar year under such incentive stock option and any other incentive stock option issued by Autobytel.com or any subsidiary corporation or parent corporation exceeds $100,000, such excess incentive stock options will be deemed NQSOs. No ISOs may be assigned or transferred by an optionee other than by will or by the laws of descent and distribution. During the lifetime of an incentive stock optionee, the option may be exercisable only by the optionee. Transfer of an ISO by will or by the laws of descent and distribution shall not be effective to bind Autobytel.com unless Autobytel.com has been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such ISO. In no event may any ISO become exercisable later than the date preceding the tenth anniversary date of the grant thereof.

     Option Price. The option price shall be determined by the Administrator (or the Special Committee), subject to any limitations imposed by the Plan and, in any event, shall not be less than the fair market value on the date of grant in the case of ISOs, and shall not be less than 85% of the fair market value in the case of NQSOs. In the case of ISOs granted to an 10% stockholder, the option price shall not be less than 110% of the fair market value of shares on the date of grant.

     Option Term. The option term shall be determined by the Administrator (or the Special Committee) at the time of grant, subject to any limitations imposed by the Plan, but in any event shall not be more than ten years from the date such option is granted, and, in the case of an ISO granted to a 10% stockholder, shall not be more than five years from the date such option is granted. Options may be subject to earlier termination as provided in the Plan.

     Method of Exercising Options. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by shares (valued at fair market value as of the date of tender), or some combination of the foregoing or such other form of consideration which has been approved by the Board or the committee, including any approved cashless exercise mechanism or a promissory note given by the optionee. The right to deliver in full or partial payment of such option price any consideration other than cash shall be limited to such frequency as the Board or the committee shall determine in its absolute discretion from time to time. In the event all or part of the option price is paid in shares, any excess of the value of such shares over the option price will be returned to the optionee as follows: (i) any whole share remaining in excess of the option price will be returned in kind, and may be represented by one or more share certificates; and (ii) any partial shares remaining in excess of the option price will be returned in cash.

     Rights in the Event of Sale, Merger or Other Reorganization. Unless otherwise provided in the stock option agreement for any given option, and except as otherwise provided for outside directors, upon any merger (other than a merger in which Autobytel.com is the surviving corporation and under the terms of which the shares of common stock outstanding immediately prior to the merger remain outstanding and unchanged), consolidation, or sale or transfer of assets, all rights of the optionee with respect to the unexercised portion of any option shall become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of Autobytel.com with respect to the Plan and the rights of optionees with respect to options granted thereunder. Unless otherwise provided in the stock option agreement for any given option, upon any such liquidation or dissolution, all rights of the optionee with respect to the unexercised portion of any option shall wholly and completely terminate and all options shall be canceled at the time of any such liquidation or dissolution, except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to the Plan and the rights of optionees with respect to options granted thereunder. To the extent provided in the stock option agreement for any given option, upon a change of control (as defined in such stock option agreement), all rights of the optionee with respect to the unexercised portion of any option shall vest and become exercisable as provided in such stock option agreement upon the effective date of any such change of control.

     Automatic Option Grants to Outside Directors. Each person who becomes an outside director after January 1, 2000 will be automatically granted an option to purchase 20,000 shares on the date on which such person first becomes an outside director, except, that a director who is also an employee ceases to be an employee but remains a member of the Board will not receive such a grant. Each outside director will be automatically granted an option to purchase 5,000 shares on November 1 of each year if he or she is then an outside director and, as of such date, he or she will have served on the Board for at least the preceding 6 months. The term of the options will be 10 years and the exercise price will be 100% of the fair market value on the date of grant. Each grant of shares subject to the option will vest in its entirety and become exercisable on the first anniversary of the grant date, subject to the optionee remaining an outside director as of the applicable vesting date. In the event there occurs a change in control of Autobytel.com, one half of all shares subject to the option shall vest and become exercisable upon the effective date of any such change in control.

     Nontransferability and Termination of Options. Options granted under the Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by the optionee or his or her legal representative. If an optionee's employment or other association with Autobytel.com or a subsidiary is terminated for any reason other than death or disability, any outstanding option, to the extent that it was exercisable on the date of such termination, must be exercised by the optionee no later than the earlier of 30 days following such termination or such longer time as specified in the applicable stock option agreement or the expiration of the option. If termination is on account of death or disability, any outstanding option, to the extent exercisable on the termination date, must be exercised by the earlier of six months following such date or the expiration of the option.

     Amendment and Termination. The Plan will terminate on April 12, 2010. The Board may at any time amend or modify the Plan, except that in the event the Plan is approved by stockholders, no such action of the Board, without approval of the stockholders may:

     - increase the number of shares which may be issued under the Plan;

     - modify the requirements as to eligibility for participation in the Plan;
       or

     - change the option price provisions other than to change the manner of determining the fair market value of the shares to conform with any then applicable provisions of the Code or regulations or rulings thereunder, unless such change does not have a materially adverse effect on Autobytel.com.

     The Board is entitled adjust the option price and the Administrator is entitled to adjust the vesting schedule with respect to any outstanding option at any time provided that the optionee consents.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     General. The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with participation in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan. Any tax effects that accrue to foreign employees as a result of participation in the Plan will be subject to the tax laws of the countries in which such employees reside.

     Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee's W-2 form. Income tax withholding on this income is optional. Any additional gain will be long-term or short-term capital gain, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions). Long-term capital gain is taxed at a maximum federal income tax rate of 20% rather than the 39.6% maximum rate applicable to other income.

     Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minimum taxable income up to $175,000 and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances).

     Nonqualified Stock Options. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of a NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by Autobytel.com (either by payment in cash or withholding out of the optionee's salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short term or long term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

     Tax Treatment of Insiders. Optionees who are officers or directors of Autobytel.com subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special federal income tax treatment upon exercise of their options. In general, such optionees will be subject to tax with respect to income recognized upon exercise of their options upon the later to occur of (1) the date such income normally would be recognized under the principles described above, or (2) the expiration of the six-month forfeiture period under Section 16(b), unless such an optionee makes the election under Section 83(b) of the Code to be taxed as of the date specified in (1) above. The amount of income will be measured by reference to the value of the shares acquired upon exercise as of the applicable date. Optionees subject to this special treatment should consult their own tax advisors for further information.

     Tax Treatment of Autobytel.com. Autobytel.com will be entitled to a deduction in connection with the exercise of an NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. Autobytel.com will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO.

                          RATIFICATION AND APPROVAL OF
                 AUTOBYTEL.COM'S INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 3)

     The board of directors has selected Arthur Andersen LLP to audit the financial statements of Autobytel.com for the year ended December 31, 2000. Arthur Andersen LLP has audited Autobytel.com's financial statements since 1995.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP AS AUTOBYTEL.COM'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000.

     It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of his or her firm, if such representative so desires.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the board of directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                          FUTURE STOCKHOLDER PROPOSALS

     Autobytel.com must receive at its principal office before January 8, 2001, any proposal which a stockholder wishes to submit to the 2001 Annual Meeting of Stockholders, if the proposal is to be considered by the board of directors for inclusion in the proxy materials for that annual meeting.
                            ------------------------

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     If requested, we will furnish you any exhibit listed on the exhibit index to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 upon payment of a reasonable copy fee.

                                          By Order of the Board of
                                          Directors

                                          Mark W. Lorimer
                                          President and Chief Executive Officer

April 28, 2000

                                                                      APPENDIX A

Proxy card states the following:


                               AUTOBYTEL.COM INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 2000


        Mark Lorimer, Hoshi Printer and Ariel Amir and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of autobytel.com inc. held of record by the undersigned on April 17, 2000 at the Annual Meeting of Stockholders to be held on June 15, 2000, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

        The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy.

        Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. ELECTION OF NOMINEES MARK N. KAPLAN AND KENNETH J. ORTON AS CLASS II DIRECTORS OF AUTOBYTEL.COM

        FOR all nominees [ ]

        WITHHOLD AUTHORITY to vote for all nominees [ ]

        (Instruction: To withhold authority to vote for any nominee, write his name in the space provided.)

        ------------------------------------------------------------------------

2.      APPROVAL OF THE ADOPTION OF THE AUTOBYTEL.COM INC. 2000 STOCK OPTION
        PLAN

      FOR [ ]                      AGAINST [ ]                 ABSTAIN [ ]

3. RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000

      FOR [ ]                      AGAINST [ ]                 ABSTAIN [ ]

NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

Dated:                , 2000
      ----------------

-----------------------------------

-----------------------------------

                                                                      APPENDIX B



                               autobytel.com inc.

                             2000 STOCK OPTION PLAN


                                    SECTION 1
                                   DEFINITIONS


               As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

               (a) "Administrator" means the Board or the Committee; whichever shall be administering the Plan from time to time in the discretion of the Board, as described in
                      Section 3 of this Plan.

               (b)    "Board" means the Board of Directors of the Company.

               (c) "Code" means the Internal Revenue Code of 1986, as amended.

               (d) "Committee" means the committee appointed by the Board in accordance with Section 3 of this Plan.

               (e) "Company" means autobytel.com inc., a Delaware corporation.

               (f) "Director" means a member of the Board of Directors of the Company.

               (g) "Employee" means an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Company or any future Parent Corporation or Subsidiary Corporation of the Company.

               (h) "Employer Company" means a company, whether (i) the Company or a Parent Corporation or Subsidiary Corporation of the Company, which employs the Employee; or (ii) the Company or a Parent Corporation or Subsidiary Corporation of the Company, to which the Service Provider is providing services or with which Service Provider engages in business.

               (i) "Fair Market Value of Shares" shall mean (i) if the Shares are not publicly traded on the day in question, the fair market value of the Shares on the day in question as determined and set forth in writing by the Administrator (which, in making such determination, shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as it deems appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the regulations thereunder), or
                      (ii) if the Shares are publicly traded on the day in question, the closing price of the Shares on the day in question. The closing price shall be the average of the highest and lowest quoted selling prices on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, as reported by the Nasdaq Stock Market's National Market on the day in question, or if the Shares are not listed or admitted to trading on any national securities exchange or reported by the Nasdaq Stock Market's National Market, the closing price of the Shares shall be the average of the highest and lowest quoted selling prices as reported by The Wall Street Journal for the over-the-counter market on the day in question.

               (j) "Incentive Stock Option" means an Option for Shares that is intended to be, designated in writing as, and qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code.

               (k) "Nonstatutory Stock Option" means an Option which is not an Incentive Stock Option and which is designated as a Nonstatutory Stock Option by the Administrator.

               (l) "Option" means an option to purchase a Share pursuant to the provisions of this Plan.

               (m) "Optionee" means an Employee, Service Provider or Director to whom an Option has been granted hereunder.

               (n) "Option Price" means the price per share of the Shares subject to each Option as provided in Section 6.4 below.

               (o) "Option Term" means the maximum period of time during which an Option may be exercised as set forth in Section
                      6.5 below.

               (p) "Outside Director" means a Director who is not an Employee.

               (q) "Parent Corporation" shall have the meaning assigned to that term under Section 424 of the Code.

               (r) "Plan" means the autobytel.com inc. 2000 Stock Option Plan, the terms of which are set forth herein.


               (s) "Service Provider" means any individual who follows an independent trade, business or profession in which he/she provides his/her services to the Company or any future Parent Corporation or Subsidiary Corporation of the Company, including, without limitation, consultants, independent contractors and suppliers to the Company.

               (t) "Share" or "Shares" means Common Stock of the Company, par value $.001 per share, or, in the event that the outstanding Shares are hereafter changed into or exchanged for different shares or securities of the Company or some other corporation or other entity, such other shares or securities.

               (u) "Special Committee" means the committee of one or more members of the Board that may be delegated the authority to grant options to eligible persons not described in
                      Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

               (v)    "Stock Option Agreement" means the agreement described in
                      Section 6.1 between the Company and the Optionee under which the Optionee may purchase Shares hereunder.

               (w) "Subsidiary Corporation" shall have the meaning assigned to that term under Section 424 of the Code.

               (x) "Total and Permanent Disability," unless otherwise specified in the applicable Stock Option Agreement, means the inability of an Employee, Service Provider or Outside Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.


                                    SECTION 2

                                    THE PLAN

               2.1. Name. This Plan shall be known as "autobytel.com inc. 2000 Stock Option Plan."

               2.2. Purpose. The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Employees and Service Providers of the Employer Company and Outside Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Options under the terms set forth herein.

               2.3. Intention.

               (a) It is intended that Options (if any) issued as Incentive Stock Options under this Plan will qualify as incentive stock options under
Section 422 of the Code and the terms of this Plan shall be interpreted in accordance with such intention.

               (b) It is intended that all Options issued to Service Providers and Outside Directors shall be Nonstatutory Stock Options and that any Options issued to Employees may be Nonstatutory Stock Options.


                                    SECTION 3

                                 ADMINISTRATION

               3.1. Administration. This Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company's By-laws, and shall consist of two (2) or more members, each of whom is an outside director (within the meaning of Code
Section 162(m) and the Treasury Regulations thereunder) as well as a non-employee director (within the meaning of Rule 16(b)-3 under the Exchange Act, as amended). The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator. Additionally, and notwithstanding anything to the contrary contained in this Plan, the Board or Committee may delegate to a committee of one or more members of the Board the authority to grant options and to specify the terms and conditions thereof to certain eligible persons who are not subject to the requirements of Section 16 of the Exchange Act, as amended, in accordance with guidelines approved by the Board or Committee.

               3.2. Duties. The Administrator (or the Special Committee) shall from time to time at its discretion select the Employees, Service Providers and Outside Directors who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each

Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options. The interpretation and construction by the Administrator of any provisions of this Plan or of any Option granted thereunder shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.


                                    SECTION 4

                                  PARTICIPATION

               4.1. Eligibility. The Optionees shall be such persons (collectively, "Participants"; individually a "Participant") as the Administrator (or the Special Committee) may select from among the following classes of persons, subject to the terms and conditions of Section 4.2 below:

                      (a)    Employees of the Company;

                      (b) Employees of the Company's Parent Corporations or Subsidiary Corporations;

                      (c) Service Providers of the Company and any Parent Corporation or Subsidiary Corporation; and

                      (d) Outside Directors, who shall automatically be eligible to participate in the Plan in accordance with Section 6.12 below and be eligible to receive discretionary grants.

               4.2. Ten-Percent Stockholders. A Participant who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, as determined under Sections 422 and 424 of the Code, shall not be eligible to receive an Incentive Stock Option unless (i) the Option Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

               4.3. Stock Ownership. For purposes of Section 4.2 above, in determining stock ownership, a Participant's beneficial ownership of any class of outstanding stock of the Company shall be determined as provided in Rule 16a-1(a) of the Securities and Exchange Commission adopted under the Exchange Act, and in any event (i) such Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants; (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries; and (iii) stock with respect to which such Participant holds an Option shall not be counted.

               4.4. Outstanding Stock. For purposes of Section 4.2 above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.


                                    SECTION 5

                             SHARES SUBJECT TO PLAN

               5.1. Shares Available for Options. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares, which may be issued upon the exercise of all Options, shall not exceed 3,000,000 Shares. Such Shares may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company (pursuant to Section 6.7(d) or otherwise). If any Option shall expire or terminate for any reason without having been exercised in full, new Options may be granted covering Shares originally set aside for the unexercised portion of such expired or terminated Option.

               5.2. Adjustments.

                      (a) Stock Splits and Dividends. Subject to any required action by the Board, the number of Shares covered by this Plan as provided in
Section 5.1 hereof, the number of Shares covered by each outstanding Option and the Option Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

                      (b) Mergers. Subject to any required action by the Board and/or stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Option would have been entitled as a result of the merger.

                      (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons. In computing any adjustment under this Section 5.2, any fractional Share which might otherwise become subject to an Option shall be eliminated.

                      (d) Special Dividends. Subject to any required action by the Board, the Administrator shall be entitled to determine whether any adjustment shall be made with respect to the number of Shares covered by this Plan as provided in Section 5.1 hereof, the number of Shares covered by each outstanding Option and the Option Price thereof if the Company pays a special or extraordinary dividend.


                                    SECTION 6

                                     OPTIONS

               6.1. Option Grant and Agreement.

                      (a) The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant (other than a person who is an Outside Director) one or more Options but in no event may any such Participant receive Options under this Plan of more than 500,000 Shares during any one calendar year; provided, however, that the Special Committee may from time to time grant Options to eligible persons not described in Section 16 of the Exchange Act. Each Option grant shall be evidenced by a written Stock Option Agreement, dated as of the date of grant and executed by the Company and the Optionee, which Stock Option Agreement shall set forth the number of Options granted, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the Option Price, the Option Term and such other terms and conditions as may be determined appropriate by the Administrator (or the Special Committee), provided that such terms and conditions are not inconsistent with this Plan. The Stock Option Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of this Plan language.

                      (b) Except as provided in Section 6.12 below, grants under this Plan shall be made by the Administrator or Special Committee selectively among the Participants and the terms and provisions of such grants and the agreements evidencing the same (including, without limitation, the form, the amount, the timing, the exercisability and the vesting schedule of such grants) need not be uniform, whether or not the Optionees are similarly situated. Moreover, the Administrator shall be entitled to modify the vesting terms and provisions of any outstanding Option at any time provided that the Optionee shall so consent to the modification.


               6.2. Conditions with Respect to Non-Statutory Stock Options. Certain Non-Statutory Stock Options ("Performance Grants") shall be subject to the following conditions, which conditions shall be stated within the applicable Stock Option Agreement.

                      (a) At the time of grant, the Administrator may, in its discretion, place additional restrictions on Performance Grants requiring that the Option will vest only if and when, or on an accelerated basis if and when, the Common Stock price exceeds a specific amount. Generally, Performance Grants will be subject to the same requirements described herein, unless the Administrator decides otherwise.

                      (b) At the time of grant, the Administrator may, in its discretion, place additional restrictions on the Performance Grants requiring that on the exercise of such a grant an Employee will purchase Shares that will be forfeited if the Optionee terminates employment within a certain number of years. Additional transferability restrictions may be imposed in connection with Performance Grants.

               6.3. Conditions with Respect to Incentive Stock Options. Each Incentive Stock Option shall be subject to the following conditions, which conditions shall be stated within the applicable Stock Option Agreement. Any Incentive Stock Option which does not comply with these provisions shall not be considered an Incentive Stock Option and instead shall be considered a Nonstatutory Option issued under the Plan:

                      (a) To the extent that the aggregate Fair Market Value of Shares (determined as of the time an Option is granted) exercisable for the first time by an Optionee during any calendar year under such Incentive Stock Option and any other Incentive Stock Option issued by the Company or any Subsidiary Corporation or Parent Corporation exceeds $100,000, such excess Incentive Stock Options shall be deemed Nonstatutory Stock Options.

                      (b) No Incentive Stock Option may be assigned or transferred by an Optionee other than by will or by the laws of descent and distribution. During the lifetime of an Incentive Stock Optionee, the Option may be exercisable only by the Optionee. Transfer of an Incentive Stock Option by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Incentive Stock Option. In no event may any incentive stock option become exercisable later than the date preceding the tenth anniversary date of the grant thereof.

               6.4. Option Price. The Option Price shall be determined by the Administrator (or the Special Committee), subject to any limitations imposed by this Plan and, in any event, shall not be less than the Fair Market Value on the date of grant in the case of Incentive Stock Options, and shall not be less than eighty-five percent (85%) of the Fair Market Value in the case of Nonstatutory Stock Options. The Option Price for Incentive Stock Options shall not be less than the Fair Market Value of Shares on the date such Incentive Stock Options are granted and, in the case of Incentive Stock Options granted to an Optionee described in Section 4.2 hereof, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of Shares on the date of grant.

               6.5. Option Term. The Option Term shall be determined by the Administrator (or the Special Committee) at the time of grant, subject to any limitations imposed by this Plan, but in any event shall not be more than ten years from the date such Option is granted, and, in the case of an Incentive Stock Option granted to an Optionee described in Section 4.2 hereof, shall not be more than five years from the date such Option is granted. Options may be subject to earlier termination as provided in this Plan.

               6.6 Limitations on Exercise of Options. Notwithstanding anything contained in this Plan to the contrary:

                      (a) Options may not be exercised until the Plan has been approved by the stockholders as provided in Section 9.8.

                      (b) Options shall be exercisable in full or in such equal or unequal instalments as the Administrator shall determine; provided that if an Optionee does not purchase all of the Shares which the Optionee is entitled to purchase on a certain date or within an established instalment period, the Optionee's right to purchase any unpurchased Shares shall continue during the Option Term (taking into account any early termination of such Option Term which may be provided for under the Plan); provided, further that an Optionee who is not an officer, director or consultant shall have the right to exercise at least 20% of the options granted per year over five (5) years from the grant date.

               6.7. Method of Exercising Options; Withholding Tax.

                      (a) Options shall be exercised by a written notice, delivered to the Company at its principal office located at 18872 MacArthur Blvd., Second Floor, Irvine, California, 92612-1400, Attn: Legal Department or such other address that may be designated by the Company, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by Shares (valued at Fair Market Value as of the date of tender), or some combination of the foregoing or such other form of consideration which has been approved by the Board or the Committee, including any approved cashless exercise mechanism or a promissory note given by the Optionee. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Board or the Committee shall determine in its absolute discretion from time to time. In the event all or part of the Option Price is paid in Shares, any excess of the value of such Shares over the Option Price will be returned to the Optionee as follows: (i) any whole Share remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates; and (ii) any partial Shares remaining in excess of the Option Price will be returned in cash.

                      (b) In the event an Optionee pays all or part of the Option Price in Shares, the Administrator shall be entitled as it deems appropriate to award to the Optionee additional Options equal to the number of Shares tendered to exercise, provided such Option has an Option Price equal to Fair Market Value.

                      (c) In the event the Company determines that it is required to withhold income tax as a result of the exercise of an Option, as a condition to the exercise thereof, the Optionee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee having a Fair Market Value at the time of exercise equal to the amount to be withheld, (iii) by the Company retaining or not issuing such number of Shares subject to the Option as have a Fair Market Value at the time of exercising equal to the amount to be withheld or (iv) any combination of (i), (ii) and (iii) above.

                      (d) The Administrator shall be entitled as it deems appropriate to make available for issuance under this Plan Shares tendered by an Optionee as payment of the Option Price or Shares used to satisfy the Company's withholding requirements.

               6.8. Rights in the Event of Sale, Merger or Other Reorganization. Except as expressly provided in Section 5.2 and this Section 6.8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In any such event:

                      (a) Unless otherwise provided in the Stock Option Agreement for any given Option, and except as otherwise provided in Section 6.12 as to Outside Directors, upon any such merger (other than a merger in which the Company is the surviving corporation as described in Section 5.2(b) and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged), consolidation, or sale or transfer of assets, all rights of the Optionee with respect to the unexercised portion of any Option shall become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of the Company with respect to this Plan and the rights of Optionees with respect to Options granted thereunder.

                      (b) Unless otherwise provided in the Stock Option Agreement for any given Option, upon any such liquidation or dissolution, all rights of the Optionee with respect to the unexercised portion of any Option shall wholly and completely terminate and all Options shall be canceled at the time of any such liquidation or dissolution, except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to this Plan and the rights of Optionees with respect to Options granted thereunder.

                      (c) Notwithstanding anything to the contrary herein, to the extent provided in the Stock Option Agreement for any given Option, upon a change of control (as defined in such Stock Option Agreement), all rights of the Optionee with respect to the unexercised portion of any Option shall vest and become exercisable as provided in such Stock Option Agreement upon the effective date of any such change of control.

Notwithstanding the foregoing, the holder of any such Option or right theretofore granted and still outstanding shall have the right immediately prior to the effective date of such merger, consolidation, sale or transfer of assets, liquidation or dissolution to exercise such Option in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option or right; provided, that any conditions precedent to such exercise set forth in the Stock Option Agreement other than the passage of time, have occurred or been waived. In no event, however, may any Incentive Stock Option that becomes exercisable pursuant to this Section 6.8 be exercised, in whole or in part, later than the date preceding the tenth anniversary date of the grant thereof.

               6.9. Rights in the Event of Death. Unless otherwise provided in the Stock Option Agreement for any given Option, if an Optionee's employment or business relationship with or service to the Employer Company or service as a member of the Board is terminated on account of death, the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise the Optionee's Options shall continue to have (subject to Sections
6.3 and 6.6 above) the right, for a period of at least six (6) months from the date of termination by death or such longer period (if any) as may be specified in the applicable Stock Option Agreement, to exercise any Options which such Optionee would have been entitled to exercise on the Optionee's death or during the first year thereafter. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Stock Option Agreement, any Options that could not have been exercised by an Optionee as of the Optionee's death may not be exercised.

               6.10. Rights in the Event of Total and Permanent Disability. Unless otherwise provided in the Stock Option Agreement for any given Option, if an Optionee's employment or business relationship with or service to the Employer Company or service as a member of the Board is terminated on account of Total and Permanent Disability, the Optionee shall have (subject to Sections 6.3 and 6.6 above) the right, for a period of at least six (6) months from the date of termination by disability or such longer period (if any) as may be specified in the applicable Stock Option Agreement, to exercise any Options which such Optionee would have been entitled to exercise on the date of such Optionee's Total and Permanent Disability. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Stock Option Agreement, any Options that could not have been exercised by an Optionee on the date of such Optionee's Total and Permanent Disability may not be exercised.

               6.11. Rights in the Event of Termination of Employment or Service. Unless otherwise provided in the Stock Option Agreement for any given Option, in the event that an Optionee's employment or business relationship with or service to the Employer Company or service as a member of the Board terminates, other than by reason of death or Total and Permanent Disability and other than due to termination for "Cause," the Optionee shall have (subject to Sections 6.3 and 6.6 above) the right, for a period of at least thirty (30) days from the date of such termination or such longer period (if any) as may be specified in the applicable Stock Option Agreement, to exercise any Options which such Optionee would have been entitled to exercise on the date of such Optionee's termination. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Stock Option Agreement, any Options that could not have been exercised by an Optionee on the date of such Optionee's termination of employment or service as a member of the Board or business relationship may not be exercised. Notwithstanding the foregoing, if the employment or service of or business relationship with an Optionee is terminated for "Cause" by the Employer Company, the Company may notify the Optionee that any Options not exercised prior to the termination are cancelled. For purposes hereof and unless the Administrator provides otherwise in the Stock Option Agreement, a termination of service or business relationship for "Cause" shall include dismissal as a result of (1) Optionee's conviction of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (2) Optionee's gross negligence, gross incompetence or wilful gross misconduct in the performance of his or her duties; or (3) Optionee's wilful failure or refusal to perform his or her duties.

               6.12. Automatic Option Grants to Outside Directors.

               This Section 6.12 shall become effective only after there are no longer any options that may be granted under the autobytel.com inc. 1999 Stock Option Plan (the "1999 Stock Option Plan").

               (a) First Option. Each person who becomes an Outside Director after January 1, 2000 shall be automatically granted an Option to purchase twenty thousand (20,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a Director who is also an Employee ceases to be an Employee but remains a member of the Board shall not receive the grant of a First Option.

               (b) Subsequent Option. Each Outside Director shall be automatically granted an Option to purchase five thousand (5,000) Shares (a "Subsequent Option") on November 1 of each year; provided that he or she is then an Outside Director and, provided further, that as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

               (c) Terms of Options. The terms of First Options and Subsequent Options granted hereunder shall be as follows:

                      (i) Term. The term of the Option shall be ten (10) years.

                      (ii) Exercise Price. The exercise price per Share shall be one hundred percent (100%) of the Fair Market Value on the date of grant. In the event that the date of grant is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant.

                      (iii) Vesting Schedule. Each grant of Shares subject to the Option shall vest in its entirety and become exercisable on the first anniversary of the grant date, subject to the Optionee remaining an Outside Director as of the applicable vesting date.

                      (iv) Changes in Control of Company. In the event there occurs a Change in Control of the Company (as hereafter defined) one half (1/2) of all Shares subject to the Option shall vest and become exercisable upon the effective date of any such Change in Control.

                      (v) Definition of "Change in Control." For purposes of the Plan, "Change in Control" shall be defined as:

                             A. When any "person" as defined in Section 3(a)(9)
of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), and also excluding Peter R. Ellis or John C. Bedrosian) directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities.

                             B. The individuals who, as of January 1, 2000,
constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall not, for purposes of this section, be counted in determining whether the Incumbent Board constitutes a majority of the Board.

                             C. Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business
Combination:

                                    i. all or substantially all of the
individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the Company and the beneficial owners of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly or through one or more subsidiaries); and

                                    ii. no person (excluding any employee
benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the corporation except to the extent that such ownership existed prior to the Business Combination; or

                             D. Approval by the stockholders of the Company of a
complete liquidation or dissolution of the Company.

                      (vi) Stock Option Agreement. Each Option granted to Outside Directors shall be evidenced by a Stock Option Agreement, which shall contain such other provisions as may be applicable to such Options under this Plan.

                                    SECTION 7

                       SHARES ISSUED PURSUANT TO AN OPTION

               7.1. Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any Option, or any portion thereof, prior to fulfilment of all of the following applicable conditions:

                      (a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;

                      (b) The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

                      (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

                      (d) The lapse of such reasonable period of time following the exercise of the Option as the Board or Committee from time to time may establish for reasons of administrative convenience.

               7.2. Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to Options if in the opinion of the Company the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Shares pursuant to Options, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

               7.3. Requirements in the Event of a Disposition of Shares. Any Optionee, or person representing such Optionee, who sells, exchanges, transfers or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option within two (2) years following the grant of such Incentive Stock Option or within one (1) year following the actual transfer of such Shares to the Optionee, shall be obligated to notify the Company in writing of the date of disposition, the number of Shares so disposed and the amount of consideration received as a result of such disposition. The Company shall have the right to take whatever reasonable action it deems appropriate against an Optionee, including early termination of any Options which remain outstanding, in order to recover any additional taxes the Company incurs as a result of such Optionee's failure to so notify the Company.

               7.4. Legend. All certificates for Shares purchased upon the exercise of an Incentive Stock Option shall bear a legend indicating that such Shares were issued pursuant to an Incentive Stock Option grant.


                                    SECTION 8

                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

               8.1. Board Termination, Amendment and Modification of Plan. The Board may at any time amend or modify the Plan; provided, however, that no such action of the Board, without approval of the stockholders of the Company (in the same manner as provided in Section 9.8), may:

                      (a) Increase the number of Shares, which may be issued under the Plan;

                      (b) Modify the requirements as to eligibility for participation in the Plan;

                      (c) Change the Option Price provisions in Sections 1.(n) or 6.4 other than to change the manner of determining the Fair Market Value of the Shares to conform with any then applicable provisions of the Code or regulations or rulings thereunder, unless such change does not have a materially adverse effect on the Company; or

                      (d) Amend this Section 8.1 to defeat its purpose.

Notwithstanding anything above to contrary, the Board shall be entitled adjust the Option Price with respect to any outstanding Option at any time provided that the Optionee shall so consent.

               8.2. Plan Termination. Unless terminated earlier as provided in
Section 8.1, this Plan shall terminate ten (10) years from the date it is adopted by the Board and no Option shall be granted under this Plan after such expiration date. Termination of this Plan shall not alter or impair any of the rights or obligations under any Option theretofore granted under this Plan unless the Optionee shall so consent.



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

               8.3. Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of this Plan shall in any manner affect any Option theretofore granted under this Plan without the written consent of the Optionee or a person who shall have acquired the right to exercise the Option by will or the laws of descent and distribution.

                                    SECTION 9

                                  MISCELLANEOUS

               9.1. Non-assignability of Options. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

               9.2. Leaves of Absence. Unless the Administrator determines otherwise, the vesting of an Option granted under this Plan shall not be tolled during any unpaid leave of absence taken by an Optionee.

               9.3. No Rights to Employment or Provide Service. Nothing in this Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any individual the right to continue employment with or to provide service to the Employer Company or service as a member of the Board.

               9.4. Purchase Offer. The Administrator may offer to purchase, for cash or Shares, any Option granted hereunder and such offer to purchase any Option shall be on such terms and conditions as the Administrator establishes and communicates to the Optionee at the time the offer is extended to the Optionee.

               9.5. Binding Effect. This Plan shall be binding upon the successors and assigns of the Company.

               9.6. Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

               9.7. Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of this Plan.

               9.8. Effective Date; Ratification by Stockholders. This Plan shall become effective upon its adoption by the Board but is subject to the approval of the stockholders of the Company within 12 months following such adoption. If this Plan is not approved by the stock-



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

holders this Plan shall become null and void and of no force or effect. Any Options granted pursuant to the Plan may not be exercised until the Plan shall have been approved by the stockholders pursuant to this Section.

               9.9. Rights as Stockholder. An Optionee or transferee of an Option shall have no rights as a stockholder with respect to any Shares subject to such Option prior to the purchase of such Shares by exercise of such Option as provided herein.

               9.10. Applicable Law. This Plan and the Options granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

               9.11. Reports. The Company will comply with all applicable reporting requirements applicable to Incentive Stock Options under the Code.



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